UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2022

PRIVETERRA ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40021	85-3940478
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 SE 2nd Street, Suite 600 Fort Lauderdale, Florida	33301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (754) 220-9229

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	PMGMU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	PMGM	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	PMGMW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 19, 2022, Priveterra Acquisition Corp. (the “Company”) filed a Certificate of Correction to its Second Amended and Restated Certificate of Incorporation (the “A&R Certificate) filed with the Secretary of State of the State of Delaware on February 8, 2021. The A&R Certificate inadvertently referred to a deadline of 18 months for the Company to complete its initial business combination. The Certificate of Correction corrects this scrivener’s error to the A&R Certificate and instead references a 24 month deadline. The correction made by the Certificate of Correction is retroactively effective as of February 8, 2021. The foregoing description of the Certificate of Correction is qualified in its entirety by reference to the full text of the Certificate of Correction attached as Exhibit 3.1 hereto.

Item 9.01	Financial Statements and Exhibits

Exhibit No.

3.1       Certificate of Correction to Priveterra Acquisition Corp.’s Second Amended and Restated Certificate of Incorporation filed on February 8, 2021, dated August 19, 2022.

104       Cover Page Interactive Data File (formatted in Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2022

PRIVETERRA ACQUISITION CORP.

By:	/s/ Oleg Grodnensky
Name:	Oleg Grodnensky
Title:	Chief Financial Officer